UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 28, 2016 (Date of earliest event reported)
NOVAGOLD RESOURCES INC.
 (Exact Name of Registrant as Specified in Its Charter)
British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Suite 720, 789 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2
 (Address of principal executive offices) (Zip Code)
(604) 669-6227
 (Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events
On April 26, 2016, the U.S. Army Corps of Engineers (the “Corps”), the lead agency for the National Environmental Policy Act analysis of the Donlin Gold project, announced that it plans to extend the public comment period on the Donlin Gold draft Environmental Impact Statement by one month.  As a result, the public comment period will end on May 31, 2016, rather than April 30, 2016 as previously scheduled.
On April 28, 2016, NOVAGOLD RESOURCES INC. (the “Company”) issued a press release addressing the public comment period extension entitled “NOVAGOLD Reports on Permitting Process at Donlin Gold.”  The press release is attached hereto as Exhibit 99.1.
Furnished herewith as Exhibit 99.1 and incorporated by reference herein is a copy of the press release entitled “NOVAGOLD Reports on Permitting Process at Donlin Gold.”
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit Number	Description
99.1	Press release of NOVAGOLD RESOURCES INC. dated April 28, 2016 entitled “NOVAGOLD Reports on Permitting Process at Donlin Gold”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 28, 2016	NOVAGOLD RESOURCES INC.

	By:	/s/ David A. Ottewell
David A. Ottewell
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of NOVAGOLD RESOURCES INC. dated April 28, 2016 entitled “NOVAGOLD Reports on Permitting Process at Donlin Gold”